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                                                                      EXHIBIT 15

                         ACCOUNTANT'S AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

   We are aware that our reports dated May 10 and August 11, 2000, on our reviews of interim financial information of Global Marine Inc. (the "Company") for the periods ended March 31 and June 30, 2000, respectively, and included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000, respectively, are incorporated by reference in its Registration Statement on Form S-3 dated September 15, 2000.

PricewaterhouseCoopers LLP
Houston, Texas
September 15, 2000